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                                                                     EXHIBIT 21

Legend: "C" = corporation "GP" = general partnership "LP" = limited partnership

                                                        Jurisdiction of
Name                                          Type         Formation
Bugaboo Creek Steak House, Inc.                 C       Delaware

WHIP Pooling Corporation                        C       Georgia

The Capital Grille, Inc.                        C       Rhode Island

The Capital Grille of Beverly Hills, Inc.       C       California

The Capital Grille of Boston, Inc.              C       Massachusetts

The Capital Grille of Chestnut Hill, Inc.       C       Massachusetts

The Capital Grille of Chicago, Inc.             C       Illinois

The Capital Grille of Houston, Inc.             C       Texas

The Capital Grille of Miami, Inc.               C       Florida

The Capital Grille of New York, Inc.            C       New York

The Capital Grille of Philadelphia, Inc.        C       Pennsylvania

The Capital Grille of Scottsdale, Inc.          C       Arizona

The Capital Grille of Troy, Inc.                C       Michigan

The Capital Grille of Washington, Inc.          C       District of Columbia

Bugaboo Creek of Abington, Inc.                 C       Pennsylvania

Bugaboo Creek of Albany, Inc.                   C       New York

Bugaboo Creek of Braintree, Inc.                C       Massachusetts

Bugaboo Creek of East Longmeadow, Inc.          C       Massachusetts

Bugaboo Creek of Framingham, Inc.               C       Massachusetts

Bugaboo Creek of Gaithersburg, Inc.             C       Maryland

Bugaboo Creek of Henrietta, Inc.                C       New York

Bugaboo Creek of Hicksville, Inc.               C       New York

Bugaboo Creek of Manchester, Inc.               C       Connecticut

Bugaboo Creek of Newington, Inc.                C       New Hampshire

Bugaboo Creek of Norwood, Inc.                  C       Massachusetts

Bugaboo Creek of Peabody, Inc.                  C       Massachusetts

Bugaboo Creek of Philadephia, Inc.              C       Pennsylvania

Bugaboo Creek of Portland, Inc.                 C       Maine

Bugaboo Creek of Poughkeepsie, Inc.             C       New York

Bugaboo Creek of Seekonk, Inc.                  C       Massachusetts

Bugaboo Creek of Virginia, Inc.                 C       Virginia

Bugaboo Creek of Warwick, Inc.                  C       Rhode Island

Bugaboo Creek of Watertown, Inc.                C       Massachusetts

Bugaboo Creek of West Orange, Inc.              C       New Jersey

Bugaboo Investments, Inc.                       C       Delaware

Rare Capital, Inc.                              C       Delaware

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Buckeye Steak Ventures                  GP          Georgia

Carolina Steakhouse Ventures            GP          Georgia

Eagle Ventures                          GP          Georgia

Gold Coast Restaurant Group             GP          Georgia

LSI-Elias Partners                      GP          Florida

LSI-Elias Partners II                   GP          Florida

LSI Portrush Joint Venture              GP          Georgia

LSI Royal Joint Venture II              GP          Georgia

LSI Royal Joint Venture III             GP          Georgia

LSI Royal Joint Venture IV              GP          Georgia

RARE-HVI Joint Venture                  GP          Georgia

RMA-LSI Joint Venture                   GP          Georgia

RTL Joint Venture                       GP          Georgia

6201 Airport Blvd. Limited Partnership  LP          Georgia


                                      -2-
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
4095 Eastern Blvd. Limited Partnership        LP       Georgia

3411 Ross Clark Circle Limited
   Partnership                                LP       Georgia

323 Northwestern Blvd., Ltd.                  LP       Georgia

1630 Beacon Center Limited Partnership        LP       Florida

505 North Congress, Ltd.                      LP       Florida

2375 S. University Limited                    LP       Florida

2260 University Limited                       LP       Florida

13701 S. Tamiami Trail Limited
   Partnership                                LP       Florida

15135 N. Kendall Drive Limited
   Partnership                                LP       Florida

2901 Federal Highway Limited
   Partnership                                LP       Georgia

20999 Center Ridge Road Limited
   Partnership                                LP       Ohio

443 Howe Avenue Limited Partnership           LP       Georgia

5440 Fruitville Road Limited Partnership      LP       Georgia

11102 Causeway Blvd. Limited
   Partnership                                LP       Georgia

9557 Mentor Avenue Limited Partnership        LP       Georgia

1110 Augstine Road Limited Partnership        LP       Georgia

34863 Emerald Coast Parkway Limited
   Partnership                                LP       Georgia
